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                                                                Exhibit 10.37(i)


                                AMENDMENT NO. 1
                                       TO
                            COLLABORATION AGREEMENT

       THIS AMENDMENT NO. 1 is made effective as of the 9th day of May, 1994 (the "Effective Date") by and between COR THERAPEUTICS, INC., a Delaware corporation having its principal place of business at 256 East Grand Avenue, South San Francisco, California, U.S.A. 94080 ("COR") and KYOWA HAKKO KOGYO CO., LTD., a Japanese corporation having its principal place of business at 1-6-1 Ohtemachi, Chiyoda-ku, Tokyo, Japan ("Kyowa Hakko").

                                    RECITALS

       1. COR and Kyowa Hakko entered into that certain Collaboration Agreement, dated as of November 30, 1992 (the "Collaboration Agreement") for collaborative research to conduct a drug discovery program for [*]. The Collaboration Agreement further provides for the development and commercialization of certain agents resulting from the research program.

       2. In the course of its research under the Collaboration Agreement, Kyowa Hakko has identified [*] that show apparent activity [*] or their [*], but that would not otherwise qualify for [*] under the terms of such Agreement because they do not produce a positive result in a Screening Assay (as defined in the Collaboration Agreement).

       3. The parties desire to amend the Collaboration Agreement as provided herein, to treat such additional compounds as Compounds for the purposes of such Agreement and to allocate between the parties the economic benefits of such development and commercialization.

       NOW, THEREFORE, the parties agree as follows:

                                   AGREEMENT

       1.1 DEFINITIONS. For the purposes of this Amendment No. 1, the following terms will have the following meanings:

              (a) The term "Additional Compound" shall mean the following two [*].

              (b) The term "Additional Product" shall mean any form or dosage of an Additional Compound for human pharmaceutical or any other use.

              (c) All other capitalized terms shall have the meanings assigned to them in the Collaboration Agreement.


* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.





                                     1.
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       1.2    ADDITIONAL COMPOUNDS.  The Additional Compounds shall be treated as Compounds for the purposes of the Collaboration Agreement except, in addition to the terms and conditions of the Collaboration Agreement, COR shall pay to Kyowa Hakko [*] royalty on Net Sales of any Additional Products, to be [*] . Upon request by either party, the parties shall negotiate in good faith [*] for the applicable Additional Product. Such royalty shall be payable as follows:

              (a) For sales of Additional Products in the United States, such royalty shall be paid in U.S. Dollars quarterly within 60 days after the end of each calendar quarter. Each royalty payment shall be accompanied by a statement of such royalties showing the Net Sales of each Additional Product during such quarter, the calculation of the royalties due, and showing evidence of payment as to any taxes paid on Kyowa Hakko's behalf.

              (b) For sales of Additional Products in the JV Territory, such royalty shall be deemed to be an [*] of Kyowa Hakko, and shall be [*] basis from Net Sales for purposes of determining Marketing Profits, as provided in
Article 7 of the Collaboration Agreement.

              (c) Such royalties shall terminate as to each Additional Product and as to each country in the JV Territory and the United States upon the later to occur of (i) the last to expire of a patent for an Additional Product in such country or (ii) 10 years after the first commercial sale of such Additional Product in such country.

       1.3 OTHER COMPOUNDS. If, during the Research Term and the one year period thereafter, either of the parties identifies as a result of the Research a compound which appears to satisfy the definition of a Compound except that it does not produce a positive result in a Screening Assay, the parties agree to discuss in good faith additional amendments to the Collaboration Agreement as appropriate.

       1.4 AMENDMENT TO COLLABORATION AGREEMENT. Pursuant to Section 16.14 of the Collaboration Agreement, the parties hereby amend the Collaboration Agreement as provided herein. Such agreement, as amended, shall continue in full force and effect. This Amendment shall be governed by the laws of the State of California.

       IN WITNESS WHEREOF, the parties have executed this Amendment No. 1 in duplicate originals by their proper officers as of the date and year first above written.


COR THERAPEUTICS, INC.                   KYOWA HAKKO KOGYO CO. LTD.




By: /s/                                  By: /s/
   -------------------------                -------------------------
   Vaughn M. Kailian                        Toshio Komuro
   President and CEO                        Director, Pharmaceuticals R&D Center





* Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24-b2 of the Securities Exchange Act of 1934, as amended.




                                       2.